UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 6, 2009

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739                        54-1972729
(Commission File Number)                     (IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia                          23235
(Address of Principal Executive Offices)                                    (Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 12, 2009 Insmed Incorporated entered into an Asset Purchase Agreement for the sale of its Follow-On Biologics platform to a subsidiary of Merck & Co., Inc. for a purchase price of $130 million in cash.  Subject to the terms and conditions of the Agreement, (i) at the first closing, which occurred on February 12, 2009, Insmed sold to the Merck subsidiary its INS-19 and INS-20 products and all related intellectual property for an initial payment of $2.5 million and, subject to the satisfaction of certain conditions, three additional monthly payments of $2.5 million each and (ii) Insmed agreed to sell, and the Merck subsidiary agreed to purchase, at a second closing, the balance of Insmed’s Follow-On Biologics platform and the equipment and assets in Insmed’s Boulder Colorado facility, for an additional payment of $130 million less any amounts previously paid to Insmed in connection with the first closing.  The second closing is currently expected to occur on March 31, 2009 assuming all conditions to the second closing have been satisfied prior to such date (including the receipt of any required third party consents).  The transaction does not require approval by the Insmed shareholders under Virginia law because, among other things, Insmed is retaining its IPLEX business, including its Virginia facility and all assets related thereto, which will be a significant continuing business activity. After fees, taxes and other costs related to the transaction, the Company expects net proceeds of approximately $123 million.  A copy of the full Asset Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Company issued a press release on February 12, 2009 to announce the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On February 6, 2009 Insmed Incorporated entered into an agreement with 2545 Central LLC, the landlord of Insmed’s leased facilities located at 5797 Central Avenue, Boulder Co. and 2590 Central Avenue, Boulder Colorado to amend the original leases for both premises. The amendments modify the original leases for both premises to provide Insmed with additional options to renew and extend each lease for four separate additional terms through to December 31, 2035. Copies of the amendments are attached hereto as Exhibits 10.2 and Exhibit 10.3 respectively and are incorporated by reference herein.

Item 2.01.                                Completion of Acquisition or Disposition of Assets.

On February 12, 2009, Insmed sold to a Merck subsidiary its INS-19 and INS-20 products and related intellectual property as described in the first paragraph of Item 1.01 of this Form 8-K, which is incorporated by reference herein.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

10.1	Asset Purchase Agreement between Protein Transaction, LLC (a wholly owned subsidiary of Merck & Co., Inc.), Insmed Incorporated and Merck & Co., Inc., dated February 12, 2009
10.2	First Amendment to original December 14, 2005 Lease for 5797 Central Avenue, Boulder Co, dated February 6, 2009
10.3	Second Amendment to original March 25, 2004 lease for 2590 Central Avenue, Boulder Co. dated February 6, 2009
99.1                                Press Release issued by Insmed Incorporated on February 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: February 12, 2009
By: /s/ Kevin P. Tully
Name: Kevin P. Tully C.G.A.,
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                           Description

10.1	Asset Purchase Agreement between Protein Transaction LLC (a wholly owned subsidiary of Merck & Co. Inc.), Insmed Incorporated and Merck & Co., Inc., dated February 12, 2009
10.2	First Amendment to original December 14, 2005 Lease for 5797 Central Avenue, Boulder Co, dated February 6, 2009
10.3	Second Amendment to original March 25, 2004 lease for 2590 Central Avenue, Boulder Co. dated February 6, 2009
99.1                                Press Release issued by Insmed Incorporated on February 12, 2009.